UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2005

METROPCS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-111470	75-2550006
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8144 Walnut Hill Lane
Suite 800
Dallas, Texas	75231
(Address of principal executive offices)	(Zip Code)

(214) 265-2550

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 425 under the Securities Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

On February 24, 2005, MetroPCS, Inc. (the “Company”) and GWI PCS1, Inc. (“GWI”), a wholly owned subsidiary of the Company, entered into a License Purchase Agreement (the “License Purchase Agreement”) with Cellco Partnership, a Delaware general partnership doing business as Verizon Wireless (“Verizon Wireless”), in which GWI agreed, subject to receipt of requisite governmental approvals (including the consent of the Federal Communications Commission (“FCC”) and compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) to disaggregate and sell to Verizon Wireless all of GWI’s right, title and interest in and to 10 MHz of spectrum (the “Spectrum”) underlying GWI’s C Block personal communications services (“PCS”) license for the basic trading area of San Francisco-Oakland-San Jose, California (the “San Francisco BTA”) for $230 million. The sale is structured as part of a like-kind exchange under Section 1031 of the Internal Revenue Code of 1986, as amended, in which GWI’s right, title and interest in and to the Spectrum will be exchanged for certain PCS licenses acquired from Cingular Wireless LLC and certain of its affiliates. In connection with the sale to Verizon Wireless, GWI and the Company will promptly pay in full all outstanding principal and accrued and unpaid interest (of approximately $12.2 million) owed by GWI to the FCC relating to GWI’s PCS license for the San Francisco BTA. In addition to the governmental approvals described above, the closing of the transaction is subject to, among other things, the continuing full force and effect of the Roaming Agreement (as defined herein). The License Purchase Agreement may be terminated in various instances, including by either party if the sale has not been consummated by January 15, 2006.

In addition, on February 24, 2005, GWI also entered into a Short Term Spectrum Manager Lease (“Lease”) with Verizon Wireless under which GWI has granted to Verizon Wireless, subject to making required governmental notifications and applicable governmental regulations, the exclusive right to use the Spectrum for up to the earlier of (i) twelve months or (ii) the date on which the sale of the Spectrum to Verizon Wireless under the License Purchase Agreement is consummated. The Lease automatically terminates in various instances, including if the License Purchase Agreement is terminated. Under the Lease, Verizon Wireless has the right, subject to the review, oversight, supervision and ultimate control of GWI, to construct, operate and maintain facilities operating on or using the Spectrum.

Finally, on February 24, 2005, the Company entered into an Intercarrier Roamer Service Agreement (“Roaming Agreement”) with Verizon Wireless under which Verizon Wireless has agreed to provide to the Company voice roaming service which enables the Company’s customers to receive wireless telephone service while located in most of Verizon Wireless’ cellular and PCS markets. Unless terminated earlier as provided in the Roaming Agreement, the Roaming Agreement has an initial term of 10 years from the execution date with an option for the Company to extend the Roaming Agreement for an additional five years. The Roaming Agreement may be terminated by Verizon Wireless in various instances, including if the Company is acquired by certain national telecommunications carriers. In addition, if control of the Company is acquired by any competitor of Verizon Wireless, the Roaming Agreement shall be limited to the then-existing markets of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROPCS, INC.

Date: March 1, 2005	By:	/s/ Roger D. Linquist
	Name:	Roger D. Linquist
	Title:	President and Chief Executive Officer